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                  [Letterhead of Paul, Hastings, Janofsky & Walker]


                                  September 24, 1996



                                                                     25383.75646




METRO NETWORKS, INC.
2700 Post Oak Boulevard, Suite 1400
Houston, Texas


Ladies and Gentlemen:

         We have acted as counsel to Metro Networks, Inc., a Delaware corporation (the "Company"), and to certain stockholders of the Company (the "Selling Stockholders") in connection with the sale of up to an aggregate of 7,200,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, in a public offering pursuant to a Registration Statement on Form S-1 (Registration No. 333-6311), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Of the Shares, 3,600,000 are to be offered and sold by the Company, 3,600,000 are to be offered and sold by the Selling Stockholder, and 1,080,000 are subject to an option granted to the underwriters by the Company to cover over-allotments, if any.

         In our capacity as counsel for the Company and the Selling Stockholder in connection with the matters referred to above, we have examined the Amended and Restated Certificate of Incorporation and the form of Restated Bylaws of the Company, and the originals or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company,


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METRO NETWORKS, INC.
September 24, 1994
Page 2


statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.

         Based upon our examination as aforesaid, we are of the opinion that the Shares, when purchased and paid for as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                       Very truly yours,

                                     /s/ Neil A. Torpey
                                       Neil A. Torpey
                        of Paul, Hastings, Janofsky & Walker LLP